Exhibit (d)(100)

AMENDMENT TO THE AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT FOR TIAA-CREF FUNDS

This AMENDMENT, dated March 1, 2019, to the Amended and Restated Investment Management Agreement (the “Agreement”), as amended, by and between the TIAA-CREF Funds (the “Trust”) and Teachers Advisors, LLC (“TAL”).

WHEREAS, the Board has approved certain changes to the management fee schedules of certain series of the Trust, and wishes the Agreement to reflect such changes;

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the Trust and TAL hereby agree to amend the Agreement as follows:

The existing Appendix A of the Agreement shall be replaced in its entirety with the attached updated Appendix A.

IN WITNESS WHEREOF, the Trust and TAL have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers on the day and year first written above.

TIAA-CREF FUNDS

By:
Title:

TEACHERS ADVISORS, LLC

By:
Title:

APPENDIX A

(as of March 1, 2019)

International Equity Fund

Real Estate Securities Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.50%
Over $1.0--$2.0	0.47%
Over $2.0--$4.0	0.44%
Over $4.0--$7.0	0.41%
Over $7.0--$10.0	0.38%
Over $10.0	0.35%

Growth & Income Fund

Large-Cap Growth Fund

Large-Cap Value Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.45%
Over $1.0--$2.0	0.42%
Over $2.0--$4.0	0.39%
Over $4.0--$7.0	0.36%
Over $7.0--$10.0	0.33%
Over $10.0	0.30%

Mid-Cap Growth Fund

Mid-Cap Value Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$0.5	0.48%
Over $0.5--$0.75	0.46%
Over $0.75--$1.0	0.44%
Over $1.0--$2.0	0.41%
Over $2.0--$4.0	0.38%
Over $4.0--$7.0	0.35%
Over $7.0--$10.0	0.32%
Over $10.0	0.29%

Quant Small-Cap Equity Fund

Quant Small/Mid-Cap Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$0.5	0.46%
Over $0.5--$0.75	0.44%
Over $0.75--$1.0	0.42%
Over $1.0--$2.0	0.39%
Over $2.0--$4.0	0.36%
Over $4.0--$7.0	0.33%
Over $7.0--$10.0	0.30%
Over $10.0	0.27%

Quant International Small-Cap Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.65%
Over $1.0--$2.0	0.62%
Over $2.0--$4.0	0.59%
Over $4.0--$7.0	0.56%
Over $7.0--$10.0	0.53%
Over $10.0	0.50%

Emerging Markets Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.85%
Over $1.0--$2.0	0.82%
Over $2.0--$4.0	0.79%
Over $4.0--$7.0	0.76%
Over $7.0--$10.0	0.73%
Over $10.0	0.70%

International Opportunities Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.60%
Over $1.0--$2.0	0.57%
Over $2.0--$4.0	0.54%
Over $4.0--$7.0	0.51%
Over $7.0--$10.0	0.48%
Over $10.0	0.45%

Large-Cap Growth Index Fund

Large-Cap Value Index Fund

Equity Index Fund

S&P 500 Index Fund

Small-Cap Blend Index Fund

International Equity Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.04%

Emerging Markets Equity Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.14%

Quant Large-Cap Growth Fund

Quant Large-Cap Value Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.35%
Over $1.0--$2.0	0.30%
Over $2.0--$4.0	0.25%
Over $4.0--$8.0	0.20%
Over $8.0	0.15%

Quant International Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.40%
Over $1.0--$2.0	0.35%
Over $2.0--$4.0	0.30%
Over $4.0--$8.0	0.25%
Over $8.0	0.20%

Social Choice Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.15%

Green Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.40%
Over $1.0--$2.0	0.39%
Over $2.0--$4.0	0.38%
Over $4.0--$7.0	0.37%
Over $7.0--$10.0	0.36%
Over $10.0	0.35%

Managed Allocation Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.00%

Bond Fund

Bond Plus Fund

Short Duration Impact Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.30%
Over $1.0--$2.0	0.29%
Over $2.0--$4.0	0.28%
Over $4.0--$7.0	0.27%
Over $7.0--$10.0	0.26%
Over $10.0	0.25%

Short-Term Bond Fund

Inflation-Linked Bond Fund

5-15 Year Laddered Tax-Exempt Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.25%
Over $1.0--$2.0	0.24%
Over $2.0--$4.0	0.23%
Over $4.0--$7.0	0.22%
Over $7.0--$10.0	0.21%
Over $10.0	0.20%

High-Yield Fund

Social Choice Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.35%
Over $1.0--$2.0	0.34%
Over $2.0--$4.0	0.33%
Over $4.0--$7.0	0.32%
Over $7.0--$10.0	0.31%
Over $10.0	0.30%

Emerging Markets Debt Fund

International Bond Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.55%
Over $1.0--$2.0	0.53%
Over $2.0--$4.0	0.51%
Over $4.0--$7.0	0.49%
Over $7.0--$10.0	0.47%
Over $10.0	0.45%

Bond Index Fund	Money Market Fund
Lifestyle Income Fund	Lifestyle Conservative Fund
Lifestyle Moderate Fund	Lifestyle Growth Fund
Lifestyle Aggressive Growth Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.10%

Social Choice International Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.30%
Over $1.0--$2.0	0.29%
Over $2.0--$4.0	0.28%
Over $4.0--$7.0	0.27%
Over $7.0--$10.0	0.26%
Over $10.0	0.25%

Social Choice Low Carbon Equity Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
$0.0--$1.0	0.25%
Over $1.0--$2.0	0.24%
Over $2.0--$4.0	0.23%
Over $4.0--$7.0	0.22%
Over $7.0--$10.0	0.21%
Over $10.0	0.20%

Short-Term Bond Index Fund

Assets Under Management (Billions)	Fee Rate (average daily net assets)
All Assets	0.07%